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                                                                    EXHIBIT 2.02

                                                                  EXECUTION COPY

                  AMENDMENT NO. 1 dated as of September 19, 2003 (this "Amendment") to the Asset Purchase Agreement, dated as of July 22, 2003, among WABASH NATIONAL CORPORATION, APEX TRAILER LEASING & RENTALS, L.P., WABASH NATIONAL TRAILER CENTERS, INC., WTSI TECHNOLOGY CORP., AURORA TRAILER HOLDINGS LLC, AURORA TRAILER LEASING & RENTAL LLC and AURORA PARTS & ACCESSORIES LLC.

                  Reference is made to that certain Asset Purchase Agreement, dated as of July 22, 2003 (the "Asset Purchase Agreement"), among Wabash National Corporation, Apex Trailer Leasing & Rentals, L.P., Wabash National Trailer Centers, Inc., WTSI Technology Corp. (previously referred to as WTSI Technology Corporation), Aurora Trailer Holdings LLC (formerly known as Aurora Trailers Holdings LLC), Aurora Trailer Leasing & Rental LLC (formerly known as Apex Trailer Leasing & Rental LLC) and Aurora Parts & Accessories LLC. All capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Asset Purchase Agreement, as amended hereby. Unless otherwise indicated, all references to Schedules and Sections in this Amendment shall refer to the respective Schedules and Sections of the Asset Purchase Agreement.

                  The parties have agreed to amend certain provisions of the Asset Purchase Agreement as set forth herein pursuant to the terms and conditions hereof.

                  Accordingly, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                  1.       Amendment to Section 4.14 (Confidentiality). Section
4.14 is hereby amended by inserting the following at the end of the text thereof:

                  "Notwithstanding the foregoing, any party to this Agreement (and any employee, representative or other agent of any party to this Agreement) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, however, that such disclosure may not be made to the extent required to be kept confidential to comply with any applicable federal or state securities laws; provided further that (to the extent not inconsistent with the foregoing) such disclosure shall be made without disclosing the names or other identifying information of any party.".

                  2.       Amendment to Section 6.8 (Non-Compete;
Non-Solicitation; Non-Interference). Section 6.8 is hereby amended by inserting the following at the end of the text of Section 6.8(d):

                  "Notwithstanding anything herein to the contrary, neither the continuation of the operations referred to on Schedule 2.13(e) nor Buyers' seeking or abstaining from

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                  seeking enjoinment of, or other legal recourse against, such operations shall be deemed to breach this Section 6.8(d).".

                  3. Amendment to Schedule 1.1(b)(v) (Intellectual Property). Schedule 1.1(b)(v) is hereby amended by replacing the text set forth in the column titled "Registration/Application No." directly to the right of the text "APEX TRAILER LEASING & RENTALS" in the column titled "Mark" in its entirety with the following:

                  "United States Trademark App. Serial No. 76/100,782".

                  4. Amendments to Schedule 1.1(c)(viii) (Excluded Contracts). Schedule 1.1(c)(viii) is hereby amended by:

                           (a) inserting the following at the end of the text thereof:

                  "(vii) all contracts relating to the financing arrangements described in the attached spreadsheet entitled "Apex Finance Operations"."; and

                           (b) attaching Exhibit A attached hereto in its entirety thereto.

                  5. Amendment to Schedule 2.11(a) (Facilities). Schedule 2.11(a) is hereby amended by replacing it in its entirety with Exhibit B attached hereto.

                  6.       Amendment to Schedule 2.11(b) (Landlord Consents).
Schedule 2.11(b) is hereby amended by replacing it in its entirety with Exhibit C attached hereto.

                  7. Amendment to Schedule 2.13(f) (Validity of Intellectual Property). Schedule 2.13(f) is hereby amended by deleting the following from the text thereof:

                  ""Pro-Par" registration with the Mexican Trademark Office expires September 2, 2003.

                  "Apextrailers.com" domain name registration expires September 7, 2003.".

                  8. Except as expressly set forth in this Amendment, the Asset Purchase Agreement shall remain in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Asset Purchase Agreement shall mean the Asset Purchase Agreement as modified by the provisions of this Amendment.

                  9. This Amendment may be executed by the parties in counterparts, in which event each shall be deemed an original and all of which together shall constitute but one agreement. Notwithstanding the foregoing, the parties may deliver executed counterparts via facsimile transmission, with original counterparts to be delivered in due course, which shall be effective as delivery of an original.

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                  Please acknowledge agreement and acceptance of this Amendment by signing in the space indicated below.

                                Sincerely,

                                AURORA TRAILER HOLDINGS LLC

                                By _____________________________________________
                                   Name:  Derek Nagle
                                   Title: President and Chief Executive Officer

                                AURORA TRAILER LEASING & RENTAL LLC

                                By _____________________________________________
                                   Name:  Derek Nagle
                                   Title: President and Chief Executive Officer

                                AURORA PARTS & ACCESSORIES LLC

                                By _____________________________________________
                                   Name:  Derek Nagle
                                   Title: President and Chief Executive Officer

Agreed and accepted as of September __,
2003:

WABASH NATIONAL CORPORATION

By ________________________________
   Name:  Christopher A. Black
   Title: Authorized Representative

                                      - 3 -

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APEX TRAILER LEASING & RENTALS, L.P.

By ________________________________
   Name:  Christopher A. Black
   Title: Authorized Representative

WABASH NATIONAL TRAILER CENTERS, INC.

By ________________________________
   Name:  Christopher A. Black
   Title: Authorized Representative

WTSI TECHNOLOGY CORP.

By ________________________________
   Name:  Christopher A. Black
   Title: Authorized Representative

                                      - 4 -

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                                                                       Exhibit A

            [Attach spreadsheet entitled "Apex Finance Operations".]

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                                                                       Exhibit B

              [Attach corrected spreadsheet entitled "Facilities"]

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                                                                       Exhibit C

          [Attach corrected spreadsheet entitled "Landlord Consents"]